UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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IPIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IPIX CORPORATION

8000 Towers Crescent Drive, Suite 1350
Vienna, Virginia 22182

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 13, 2005

To the Stockholders of IPIX Corporation:

The 2005 annual meeting of stockholders of IPIX Corporation (“IPIX” or “Company”) will be held at the Sheraton Reston Hotel located at 11810 Sunrise Valley Drive, Reston, Virginia 20191 on May 13, 2005, starting at 10:00 a.m. Eastern Daylight Time.

At the annual meeting, the following proposals will be voted on:

1.	Election of Director. To elect one Class III director to serve until the 2008 annual meeting of stockholders; and

2.	Approval of Stock Plan. To approve and adopt the 2005 Stock Incentive Plan; and

3.	Other Business. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Only stockholders who own shares of our common stock at the close of business on April 7, 2004 and holders of our Series B Preferred Stock are entitled to notice of and to vote at the annual meeting. You may vote your shares by:

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope;

•	casting your vote via the Internet at the website shown on the enclosed proxy card; or

•	dialing the toll free number on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone.

You may also vote in person at the annual meeting, even if you use one of the three options listed above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy and a copy of our annual report to stockholders. Our annual report is not a part of this proxy statement.

By order of the Board of Directors,

Charles A. Crew
Secretary

April 12, 2005

IPIX CORPORATION
8000 Towers Crescent Drive, Suite 1350
Vienna, Virginia 22182

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement is provided to stockholders of IPIX Corporation in connection with the annual meeting of stockholders and any adjournments or postponements of the annual meeting. The annual meeting will be held at the Sheraton Reston Hotel located at 11810 Sunrise Valley Drive, Reston, Virginia 20191 on May 13, 2005. The meeting will begin at 10:00 a.m. Eastern Daylight Time.

     This proxy statement and our annual report will be mailed to all stockholders on or about April 12, 2005. Our annual report is not a part of this proxy statement.

     Unless otherwise indicated, all references in this proxy statement to “common stock” include not only our common stock which is listed on the Nasdaq SmallCap Market, but our Class B common stock as well, which has the same voting rights as our common stock, but is not publicly traded. All references to preferred stock in this proxy statement refer to our Series B Preferred Stock, which is not publicly traded and has not been registered with any federal or state securities commission.

Information about the Annual Meeting

When is the annual meeting?

     Friday, May 13, 2005, 10:00 a.m. Eastern Daylight Time.

Where will the annual meeting be held?

     The Sheraton Reston Hotel located at 11810 Sunrise Valley Drive, Reston, Virginia 20191.

What items will be voted upon at the annual meeting?

     You will be voting on the following matters:

1.	Election of Directors. Elect one Class III director to serve until the 2008 annual meeting of stockholders;

2.	Approval of Stock Plan. To approve and adopt the 2005 Stock Incentive Plan; and

3.	All Stockholders present may vote on such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Who can vote?

     Only holders of record of our common stock at the close of business on April 7, 2005 and holders of our Series B Preferred Stock will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. Holders of common stock are entitled to one vote for each share of common stock held on that date. Holders of our Series B Preferred Stock are entitled to vote on all matters submitted to the holders of common stock on an as-converted basis. As of April 1, 2005, there were 22,077,281 shares of common stock outstanding and entitled to vote. As of April 1, 2005, there were 290,347 shares of our Series B Preferred Stock outstanding, which shares are convertible into 2,673,369 shares of common stock. As a group, the holders of our Series B Preferred have a total of 2,673,369 votes that can be cast at the annual meeting.

You may vote your shares in the following methods:

     If you are a registered stockholder (i.e., your shares are held in your own name), you may vote in the following manner:

•	Voting by Mail. You may vote by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope.

•	Voting via the Internet. You may vote via the Internet by visiting the website shown on the enclosed proxy card. Internet voting is also available 24 hours a day. If you vote via the Internet you should not return your proxy card.

•	Voting by Telephone. You may vote by telephone by dialing the toll free number on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone. Telephone voting is available 24 hours a day. If you vote by telephone you should not return your proxy card.

     If you return your signed proxy card or vote by phone or the Internet before the annual meeting, we will vote your shares as you direct. If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “For” the election of our nominee for director and approval of the 2005 Stock Incentive Plan. If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

     If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through ADP Investor Communications Services (“ADP”) that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.

How do I change or revoke my proxy?

     You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.	Submitting another proxy by mail, telephone or Internet with a more recent date than that of the proxy first given;

2.	Sending written notice of revocation to our corporate secretary at 8000 Towers Crescent Drive, Suite 1350 Vienna, Virginia 22182; or

3.	Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

How many votes are required?

     If a quorum is present at the annual meeting, the director nominee will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. If a quorum is present at the annual meeting, the approval and adoption of the 2005 Stock Incentive Plan and all other matters submitted to the stockholders requires the affirmative vote of the majority of the shares of the common stock and Series B Preferred Stock, voting together, present or represented by proxy at the annual meeting.

What constitutes a “quorum” for the annual meeting?

     A majority of the outstanding shares of IPIX common stock entitled to vote at the annual meeting and the outstanding shares of the Series B Preferred Stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the annual meeting for purposes of determining a quorum. However, abstentions do not count in the voting results. Broker non-votes are discussed below.

Am I entitled to vote if my shares are held in “street name”?

     If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. In the case of non-discretionary items, any shares not voted by your nominee will be considered as “broker non-votes.”

How will broker non-votes be treated?

     Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker does not have discretionary voting authority. Brokers will have discretionary authority to vote on the proposal for the election of the director nominee. However, brokers do not have discretionary authority to vote on the approval of the 2005 Stock Incentive Plan, and thus broker non-votes will not be considered in the vote totals for this proposal and will have no effect on the vote.

Who pays for the solicitation of proxies?

     We will solicit proxies on behalf of the Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, as well as paid solicitors, may make solicitations personally and by telephone or otherwise. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies. We have retained Morrow and Company to assist in the solicitation for a fee of $7,500, plus reasonable out-of-pocket expenses.

When are stockholder proposals for the 2006 annual meeting due?

     To be considered either for inclusion in the proxy materials solicited by our directors for the 2006 annual meeting or for consideration by the stockholders at the 2006 annual meeting, proposals by stockholders must be received by us, at the attention of our corporate secretary, 8000 Towers Crescent Drive, Suite 1350, Vienna, Virginia 22182, no later than December 3, 2005. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

     As to any proposal that is not submitted for inclusion in our proxy statement for the 2006 annual meeting of stockholders, but is instead sought to be presented directly at the meeting, the Securities and Exchange Commission’s (the “SEC”) rules and our bylaws permit management to vote proxies in its discretion if: (1) we receive notice of the proposal before the close of business on December 3, 2005, and advise stockholders in the proxy statement about the nature and how management intends to vote on such matter; or (2) we do not receive notice of the proposal prior to the close of business on December 3, 2005. Notices of intention to present proposals at the 2006 meeting of stockholders should be sent to the attention of our corporate secretary, 8000 Towers Crescent Drive, Suite 1350, Vienna, Virginia 22182.

Proposal 1 — Election of Director

     The board has nominated Michael D. Easterly to serve as a Class III director. If the nominee is not available to serve as a director at the time of the annual meeting (an event which we do not now anticipate), the proxy will be voted for the election of another person that the board may designate, unless the board, in its discretion, reduces the number of directors. The remaining members of the board (Class I and Class II directors) will continue as members of the board until their respective terms expire, as indicated below.

     Holders of our common stock will vote as a class for the election of Mr. Easterly. Information about the individual nominated as director and the remaining members of the board is provided below.

Nominee for Election — Class III — Term Expiring 2008

     Michael D. Easterly, 58, has been a director of IPIX since January 2000. Mr. Easterly served as a director of Interactive Pictures Corporation from December 1999 to January 2000. Since 1994, Mr. Easterly has been chairman and is Chief Executive Officer of Legacy Investment Group, Inc. and its broker-dealer subsidiary, Legacy Securities Corporation. Mr. Easterly is also chairman and chief manager of Legacy Lodging, L.L.C. Mr. Easterly is a member of the board of governors of The Wellington Group, LLC, a developer and operator of assisted living facilities and is a trustee and officer of Georgia State University Foundation. Mr. Easterly holds a bachelor’s of science degree from the University of Tennessee and a master’s degree in business administration from Georgia State University.

Incumbent Director — Class I — Term Expiring 2006

     David M. Wilds, 64, has been a director of IPIX since September 2001 and has been chairman of the board of IPIX since January 2002. Mr. Wilds currently serves as managing partner of First Avenue Partners, L.P., a private equity partnership, a position he has held since 1998. From 1995 to 1998, Mr. Wilds was president of Nelson Capital Partners III, L.P., a merchant banking company. From 1990 to 1995, Mr. Wilds served as chairman of the board of Cumberland Health Systems, Inc., an owner and operator of psychiatric hospitals. Mr. Wilds is a director of Dollar General Corporation. Mr. Wilds holds a bachelor’s of arts degree from Vanderbilt University and a master’s degree in business administration from Emory University.

Incumbent Directors — Class II — Terms Expiring 2007

     Clara M. Conti, 43, has been a director of IPIX since September 2004. Ms. Conti has been our President and Chief Executive Officer since September 2004. Prior to joining IPIX, Ms. Conti was President and Chief Executive Officer of ObjectVideo, Inc. from 2001 to January 2004. ObjectVideo is a video security business headquartered in Reston, Virginia. From 2000 to 2001, Ms. Conti was Vice President of eBusiness Solutions for DynCorp, an information technology and outsourcing company headquartered in Reston, Virginia. Prior to joining DynCorp, Ms. Conti was President and Chief Executive Officer of Aurora Enterprise Solutions, a business to business internet security products and services firm headquartered in Reston, Virginia. Ms. Conti is a graduate of the University of South Alabama.

     Laban P. Jackson, Jr., 62, has been a director of IPIX since January 2000. Mr. Jackson served as a director of Interactive Pictures Corporation from January 1989 until January 2000. Since January 1989, Mr. Jackson has served as chairman of Clear Creek Properties, a real estate development company. Mr. Jackson is a director and serves on the audit committee of JPMorgan Chase & Co. and is a director of Home Depot, Inc. and Gulf Stream Home and Garden, Inc. Mr. Jackson is a graduate of the United States Military Academy.

     Andrew P. Seamons, 35, has been a director of IPIX since January 2002. Since October 2002, Mr. Seamons has been a partner of Pittco Capital Partners, a private investment firm. From September 2000 to October 2002, Mr. Seamons served as a partner of Paradigm Capital Partners, LLC. From October 1999 to September 2000, Mr. Seamons served as a vice president of Lending Tree, Inc., a North Carolina based Internet lending marketplace, where he served as general manager for that company’s business to business services organization. From July 1992 to October 1999, Mr. Seamons was a management consultant at McKinsey & Company. Mr. Seamons also serves on the Board of Directors of Memphis Networx, a Paradigm portfolio company and LaneScan, LLC and Caboodles LLC, both Pittco Capital Partners portfolio companies. Mr. Seamons holds a master’s degree in business administration from the Harvard Business School and a bachelor’s of science degree in electrical engineering from Duke University.

     Election of Mr. Easterly requires the affirmative vote of the holders of a plurality of the shares of common stock represented at the annual meeting.

     The Board of Directors recommends a vote “FOR” the nominee listed above.

Information about the Board of Directors

Role of the Board

     Pursuant to Delaware law, our business, property and affairs are managed under the direction of our Board of Directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of IPIX, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly and through discussions with our executive officers.

Board Structure

     Our Board of Directors consists of five members, two of whom are elected by the holders of our Series B Preferred Stock and three of whom are elected by the holders of our common stock. Our Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. As the term of one class of directors expires, their successors are elected for a term of three years at each annual meeting of the stockholders. Mr. Easterly has been nominated for a term expiring in 2008.

Meetings Attended by Directors

     In 2004, no director attended less than 80% of all of the combined total meetings of the board and the committees on which they served in 2004.

     Effective as of 2004, our directors are encouraged to attend our annual meeting of stockholders absent exceptional cause. In 2004, five of our then five directors attended the annual meeting of stockholders.

Board Independence

     It is the policy of our Board of Directors that a majority of our directors be independent as defined in the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). The Board of Directors has determined that four directors — Michael D. Easterly, Laban P. Jackson, Jr., Andrew P. Seamons and David M. Wilds are independent under the NASD’s listing standards.

Board Committees

     The Board of Directors delegates certain of its functions to its standing audit committee, compensation committee, executive committee and nominating committee. Information regarding these committees and their members is provided below.

Audit Committee

     The audit committee of the Board of Directors assists the board in fulfilling its oversight responsibility relating to (i) the integrity of our financial statements and financial reporting process; (ii) our systems of internal accounting and financial controls; (iii) the annual independent audit of our financial statements, the engagement of the independent auditors and the evaluation of the independent auditor’s qualifications, independence and performance; and (iv) the fulfillment of other responsibilities set out in its charter. The audit committee consists of three directors. In 2004, the audit committee consisted of Messrs. Easterly, Jackson and Seamons. Messrs. Easterly,

Jackson and Seamons are independent as defined in the NASD’s listing standards and meet the independence criteria set forth in the rules of the SEC. Our Board of Directors has determined that one member of the audit committee, Mr. Seamons, is an audit committee financial expert as defined in the SEC’s regulations. The audit committee met eleven times during 2004 and held informal teleconference meetings throughout the year as deemed necessary. The audit committee operates under a written charter adopted by our Board of Directors.

Compensation Committee

     The compensation committee of the Board of Directors (i) reviews and recommends to the board the compensation and benefits of our executive officers; (ii) administers our stock option plans and employee stock purchase plan; and (iii) establishes and reviews general policies relating to compensation and employee benefits. During 2004, the compensation committee consisted of Messrs. Easterly, Wilds and Seamons. Messrs. Easterly, Wilds and Seamons are independent as defined in the NASD’s listing standards. No interlocking relationships exist between our Board of Directors or compensation committee and the Board of Directors or compensation committee of any other company. The compensation committee did not formally meet in 2004, but held informal teleconference meetings throughout the year as deemed necessary.

Executive Committee

     The Executive Committee of the Board of Directors may exercise all or any of the authority of the Board of Directors in the management of the business and affairs of our Company, except as limited by Delaware law. The Executive Committee in 2004 consisted of Messrs. Strickland, Seamons and Wilds; however, Mr. Strickland is no longer a member of the Committee. In September of 2004, Ms. Conti was named to the Executive Committee. The Executive Committee did not formally meet in 2004, but held informal teleconference meetings throughout the year as deemed necessary.

Nominating Committee

     The nominating committee of the Board of Directors will nominate candidates to stand for election to the Board of Directors of IPIX in the future. The nominating committee consists of Messrs. Seamons and Wilds. Each member of the nominating committee is independent as defined in the NASD’s listing standards. The nominating committee met once in 2004 to nominate the class of directors elected at the annual meeting of stockholders held in 2004. In 2005, Messrs. Seamons and Wilds will serve on the nominating committee. The nominating committee operates under a written charter adopted by our Board of Directors. The nominating committee charter was attached to our proxy statement filed with the SEC on May 4, 2004.

Director Nominations

     The nominating committee screens all potential candidates in the same manner. The nominating committee’s review will typically be based on all information provided with respect to the potential candidate. The nominating committee has not established specific minimum qualifications that must be met by a nominee for a position on the Board of Directors or specific qualities and skills for directors.

     Apart from the normal director nomination process, the amended and restated certificate of designation which fixes the relative rights, preferences and limitations of the Series B Preferred Stock provides that up to four members of the Board of Directors may be elected by the holders of the Series B Preferred Stock voting as a separate class. Messrs. Seamons and Wilds currently serve as our directors representing the Series B Preferred Stockholders. Because of the size of our company and the fact that the holders of our Series B Preferred Stock are entitled to elect a majority of our directors, our Board of Directors has determined it not to be appropriate to have a policy with regard to the consideration of any director candidates recommended by stockholders.

Director Compensation

     Directors do not receive cash compensation for their service as members of the Board of Directors, although they are reimbursed for expenses in connection with attendance at board and committee meetings.

Additional compensation is not provided for committee participation or special assignments of the Board of Directors. Each of our outside directors received an option to purchase 27,500 shares of our common stock in 2001 and 25,000 shares of our common stock in 2003. We did not grant options to our directors in 2002 or 2004. The exercise price of the options is the fair market value of the common stock on the date of grant, and each option has a term of ten years and becomes exercisable within two years. From time to time, our directors may receive additional grants of options to purchase common stock.

Stockholder Communications

     Stockholders may communicate with the Board of Directors or any individual director regarding any matter relating to the Company that is within the responsibilities of the Board of Directors. Stockholders, when acting solely in such capacity, should send their communications to the Board of Directors or an individual director c/o corporate secretary, 8000 Towers Crescent Drive, Suite 1350, Vienna, Virginia 22182. The corporate secretary will discuss with the chairman of the board or the individual director whether the subject matter of a stockholder communication is within the responsibilities of the Board of Directors. The corporate secretary will forward a stockholder communication to the chairman of the board or individual director if such person determines that the communication meets this standard.

Proposal 2 — Approval of 2005 Stock Incentive Plan

General

     The Company’s stockholders are being asked to act upon a proposal to approve the Company’s 2005 Stock Incentive Plan (the “2005 Plan”). The Board approved the adoption of the 2005 Plan in April 2005, to be effective only upon approval by the stockholders of the Company at the Annual Meeting. The Board believes that the attraction and retention of high quality personnel are essential to the Company’s continued growth and success and that a stock incentive plan such as the 2005 Plan is necessary for the Company to remain competitive in its compensation practices. If approved by the stockholders, a total of 5,000,000 shares of Common Stock will be initially reserved for issuance under the 2005 Plan, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company. The number of shares of Common Stock reserved for issuance under the 2005 Plan is also subject to an automatic annual increase to be added on the first business day of each calendar year beginning in 2006 equal to the lesser of (a) 3,000,000 shares, (b) three percent (3%) of the number of shares outstanding as of such date, or (c) a lesser number of Shares determined by the Administrator.

     Capitalized terms used in this Proposal No. 2 shall have the same meaning as in the 2005 Plan unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
THE 2005 PLAN

     A general description of the principal terms of the 2005 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

General Description

     Purpose. The purpose of the 2005 Plan is to provide the Company’s employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

     Shares Reserved for Issuance under the 2005 Plan. If approved by the stockholders, a total of 5,000,000 shares of Common Stock will be reserved initially for issuance under the 2005 Plan, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company. The number of shares of Common Stock reserved for issuance under the 2005 Plan is also subject to an automatic annual increase to be added on the first business day of each calendar year beginning in 2006 equal to the lesser of (a) 3,000,000 shares, (b) three percent (3%) of the number of shares outstanding as of such date, or (c) a lesser number of Shares determined by the Administrator.

     The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 1,000,000 shares which shall not count against the limit set forth in the previous sentence. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 500,000 shares.

     Administration. The 2005 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. The 2005 Plan will be administered by the compensation committee. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of Code.

     Terms and Conditions of Awards. The 2005 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively referred to as “awards”). Stock options granted under the 2005 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 2005 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

     Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s Common Stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above section of this Proposal 2 “Shares Reserved for Issuance under the 2005 Plan”), to approve award agreements for use under the 2005 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to construe and interpret the terms of the 2005 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2005 Plan as the Administrator deems appropriate.

     Each award granted under the 2005 Plan shall be designated in an award agreement. In the case of an option, the option shall be designated as either an incentive stock option or a nonqualified stock option. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options.

     The term of any award granted under the 2005 Plan may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award.

     The 2005 Plan authorizes the Administrator to grant incentive stock options and non-qualified stock options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant. In the case of all other awards granted under the 2005 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure.

     The 2005 Plan provides that stockholder approval is not required in order to (i) reduce the exercise price of any option awarded under the 2005 Plan or (ii) cancel any option awarded under the 2005 Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award.

     Under the 2005 Plan, the Administrator may establish one or more programs under the 2005 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2005 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

     Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2005 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

     Transferability of Awards. Under the 2005 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will or by the laws of descent or distribution and to the extent provided in the award agreement. The 2005 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

     Section 162(m) of the Code. The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares. In addition, in connection with a participant’s commencement of continuous service, a participant may be granted options and stock appreciation rights for up to an additional 1,000,000 shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company and its determination shall be final, binding and conclusive. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s chief executive officer and the four other most highly compensated officers of the Company. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

     For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 500,000 shares. In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 2005 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax income, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation and (xvi) economic value added (xvii) market share.

     Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2005 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock of the Company, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) as the Administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

     Corporate Transaction. Effective upon the consummation of a corporate transaction (as defined in the 2005 Plan), all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity. In the event an outstanding award is not assumed or replaced by the successor entity in connection with a corporate transaction, the award shall automatically become fully vested and exercisable for all of the shares at the time represented by the award, immediately prior to the specified effective date of such corporate transaction. In the event an outstanding award is assumed or replaced by the successor entity in connection with a corporate transaction, the award shall automatically become fully vested and exercisable for all of the shares at the time represented by the award if the participant is terminated without cause within 12 months after the effective date of such corporate transaction.

     Amendment, Suspension or Termination of the 2005 Plan. The Board may at any time amend, suspend or terminate the 2005 Plan. The 2005 Plan will terminate ten years from the date of its approval by our stockholders, unless terminated earlier by the Board. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2005 Plan in such a manner and to such a degree as required.

Certain Federal Tax Consequences

     The following summary of the federal income tax consequences of 2005 Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or guidance that may be issued by the Treasury Department under Section 409A of the Internal Revenue Code.

     Nonqualified Stock Options. The grant of a nonqualified stock option under the 2005 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

     In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

     Incentive Stock Options. The grant of an incentive stock option under the 2005 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

     The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

     In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

     Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

     Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

     Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

     To the extent that an SAR is settled in cash, such SAR will be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An SAR subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

     Restricted Stock Units. Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

     Restricted stock units also can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such participant. Currently, how the additional tax, penalties and interest will be applied is unclear.

     Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

New Plan Benefits

     As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options subject to stockholder approval of the 2005 Plan. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the 2005 Plan are not determinable at this time.

Beneficial Ownership of IPIX Common Stock of Principal Stockholders, Directors and Management

     The table below shows the amount of our common stock beneficially owned by (a) each stockholder known to our management to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our directors and named executive officers and (c) all current directors and executive officers as a group. Unless otherwise stated, the address for each person in the table is 8000 Towers Crescent Drive, Suite 1350, Vienna, Virginia 22182.

     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of our common stock underlying options or warrants exercisable within 60 days of April 1, 2005, but excludes shares of common stock underlying options held by other persons. We are presenting ownership information as of April 1, 2005.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares (%)(11)
Image Investor Portfolio	3,170,454	(1)	13
Memphis Angels, LLC	3,170,454	(1)	13
Paradigm Capital Equity Partners, LLC	3,170,454	(1)	13
Paradigm Holdings	3,170,454	(1)	13
Frank A McGrew, IV	3,170,454	(1)	13
6410 Poplar Ave. Memphis, TN 38119
Clara M. Conti	4,762	(2)	*
Kara H. Brand	46,667	(3)	*
Donald W. Strickland	40,021	(4)	*
Paul A. Farmer	126,909	(5)	1
Sarah F. Pate	4,630	(6)	*
Michael D. Easterly	56,250	(7)	*
Laban P. Jackson, Jr.	117,500	(8)	*
Andrew P. Seamons	72,500	(8)	*
David M. Wilds	715,288	(9)	3
All directors and executive officers as a group (9) persons	1,394,106	(10)	6

*	Less than one percent

(1)	Based upon a Schedule 13D/A filed by Image Investor Portfolio, Memphis Angels, LLC, Paradigm Capital Equity Partners, LLC, Paradigm Holdings, and Mr. McGrew on August 16, 2004, each of these persons beneficially owns 3,170,484 shares of common stock, consisting of shares issuable upon conversion of (i) 118,282 shares of Series B preferred stock; and (ii) 99,600 shares of Series B Preferred Stock underlying the Tranche A warrants issued on May 14, 2001. Each share of Series B Preferred Stock is convertible into 9.2075 shares of common stock. All of the shares are held or may be acquired by Image Investor Portfolio, a separate series of Memphis Angels, LLC, a Delaware limited liability company, of which Paradigm Capital Equity Partners, LLC, a Delaware limited liability company, is the manager, of which Paradigm Holdings, a Delaware general partnership, is the managing member, of which Mr. McGrew is the managing partner. Mr. McGrew exercises shared voting and dispositive power over all of the common stock, Series B preferred stock and warrants held by Image Investor Portfolio. Mr. McGrew expressly disclaims beneficial ownership of, and pecuniary interest in, any of our securities.

(2)	Includes 4,762 shares of common stock issuable upon the exercise of stock options.

(3)	Includes 34,102 shares of common stock issuable upon the exercise of stock options.

(4)	Includes 40,021 shares of common stock issuable upon the exercise of stock options.

(5)	Includes 115,627 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 496 shares held in trust for the benefit of Ms. Pate’s children and 3,500 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 23,850 shares of common stock issuable upon the exercise of stock options.

(8)	Includes 72,500 shares of common stock issuable upon the exercise of stock options.

(9)	Includes 6,250 shares of common stock directly held and 20,000 shares of common stock issuable upon the exercise of stock options. Also includes 57,065 shares of Series B Preferred Stock and 163,612 shares of Common Stock held by First Avenue Partners, L.P. of which Mr. Wilds is the Chief Manager.

(10)	Includes shares of common stock issuable upon the conversion of 57,065 shares Series B Preferred Stock and 393,112 shares of common stock issuable upon the exercise of stock options.

(11)	The percentage of outstanding shares beneficially owned by each person is calculated based on the outstanding shares as of April 1, 2004, plus the shares that such person has the right to acquire as of April 1, 2005 or within 60 days thereafter upon the exercise of conversion rights and options.

Executive Officers

Appointment of Chief Financial Officer

     Effective April 1, 2005, we appointed Charles Crew as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary of IPIX. Prior to his appointment as Chief Financial Officer, Mr. Crew was executive vice president, chief financial officer and a member of the Board of Directors of Cigital, Inc. Cigital, Inc. is a provider of software quality and software security solutions. Prior to joining Cigital Inc., Mr. Crew spent nine years at Group 1 Software, Inc. as executive vice president, chief financial officer and a member of the Board of Directors. Group 1 Software provides software solutions for data quality, direct marketing and data integration. Mr. Crew holds a bachelor’s degree in accounting from the University of Baltimore and an MBA in marketing and finance from Loyola College in Baltimore. He earned an MBA upgrade from Syracuse University in Syracuse, N.Y.

Code of Conduct and Ethics

     We have adopted a Code of Ethics that applies to our Chief Executive Officer, the Chief Financial Officer and senior financial officers and a Code of Conduct and Ethics that applies to all employees, directors and officers. The Code of Ethics and the Code of Conduct and Ethics were filed with our 10-K on March 30, 2004, a copy of which can be obtained at www.ipix.com. The Code of Ethics may be waived for any covered person only by the Board of Directors. The Board of Directors has no present intention to permit any waiver of the Code of Ethics or the Code of Conduct and Ethics for any covered person.

Executive Compensation

     The table below sets forth summary compensation information for each of the last three fiscal years with regard to each person who served as our Chief Executive Officer during 2004 and our most highly compensated executive officers who are referred to as named officers.

Summary Compensation Table

						Long Term-Compensation
		Annual Compensation				Restricted
Name and Principal Position				Other Annual		Stock	Securities	All Other
		Salary	Bonus	Compensation		Awards	Underlying	Compensation
	Year	($)	($)	($)		($)	Options	($)
Clara M. Conti (1)	2004	80,208	—	175	(2)	—	500,000	—
President and Chief Executive Officer

Donald W. Strickland	2004	251,244	—	2,666	(2)	—	200,000	126,692	(3)
Former President and Chief	2003	334,992	—	1,711	(2)	—	50,000	—
Executive Officer	2002	334,992	—	1,711	(2)	—		331,557	(4)

Paul A. Farmer	2004	225,000	—	750	(2)	—	150,000	25,962	(5)
Former Chief Financial	2003	225,000	97,500	750	(2)	—	50,000	—
Officer	2002	225,000	15,000	480	(2)	—	—	—

Sarah F. Pate	2004	225,000	10,000	750	(2)	—	100,000	22,208	(6)
Former Executive Vice President	2003	225,000	183,331	480	(2)	—	50,000	—
and General Manager-AdMission	2002	225,000	118,282	480	(2)	—	50,000	—

(1)	Ms. Conti joined us as Chief Executive Officer in September 2004.

(2)	This amount consists of taxable income to the named executive for life insurance premiums we paid on behalf of the named executive.

(3)	This amount consists of severance payments of $83,748 and payments for accrued vacation of $42,944.

(4)	Represents forgiveness of note due from Mr. Strickland to the Company and associated income taxes.

(5)	This amount consists of payments for accrued vacation of $25,962.

(6)	This amount consists of payments for accrued vacation of $22,208.

     The table below sets forth information regarding stock option holdings held by the named officers as of December 31, 2004.

Stock Option Grants in the Fiscal Year ended December 31, 2004

	Individual Grants
	Number of				Potential Realizable
	Securities	Percentage of Total			Value At Assumed Annual
	Underlying	Options Granted to	Exercise or		Rates of Stock Price
	Option	Employees in	Base Price	Expiration	Appreciation for
	Granted	Fiscal 2004	($/Share)	Date	Option Term (1)
					5% ($)	10% ($)
Clara M. Conti	500,000	20.00%	8.28	9/16/14	2,245,267	6,027,470
Donald W. Strickland	200,000	8.00%	2.30	3/10/14	289,292	733,122
Paul A. Farmer	150,000	6.00%	2.30	3/10/14	216,969	549,841
Sarah F. Pate	100,000	4.00%	2.30	3/10/14	144,646	366,561

(1)	Assumes increases in the fair market value of the common stock of 5% and 10% per year from the exercise price over the terms of the options in compliance with the rules and regulations of the Securities and Exchange Commission, and does not represent our estimate or projection of the future value of the common stock. The actual value realized may be greater or less than the potential realizable values presented in the table.

Stock Option Exercise and Values for Fiscal Year ended December 31, 2004

	Shares		Number of Shares		Value of Unexercised
	Acquired		Underlying		In-the-Money
	on	Value	Unexercised Options		Options
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Clara M. Conti (1)	—	—	—	500,000	—	—
Donald W. Strickland	317,534	$1,970,188	95,403	202,087	$184,166	$709,857
Paul A. Farmer	274,996	$1,518,823	237,494	62,506	$97,586	$534,863
Sarah F. Pate	206,250	$1,626,297	311,751	50,027	$492,830	$359,857

(1)	This officer did not exercise options in 2004.

     The table below sets forth information relating to our shareholder approved compensation plans as of the end of 2004:

			Number of securities
			remaining available for future
	Number of securities to be	Weighted-average exercise	issuance under equity
	issued upon exercises of	price of outstanding	compensation plans
	outstanding options,	options, warrants and	(excluding securities reflected
Plan Category	warrants and rights	rights	in column (a))
	(a)	(b)	(c)
2001 Equity Compensation	3,157,682	$3.86	898,611
2000 Equity Compensation	26,417	$118.48	—
1998 Employee, Director and Consultant Stock Option	24,494	$286.69	—
1997 Equity Compensation	21,484	$113.01	—
Prior option plans	19,543	$24.59	—
Employee Stock Purchase	—	—	379,887

Total	3,247,620	$7.61	1,278,498

Employment and Separation Agreements

     We have an employment agreement with Clara M. Conti in order to assure her continued service.

     Clara M. Conti. IPIX entered into an employment agreement with Ms. Conti effective as of September 16, 2004 which contains the terms of Ms. Conti’s employment with IPIX. The employment agreement provides that Ms. Conti will serve as president and Chief Executive Officer of IPIX until such time as either IPIX or Ms. Conti terminates the employment agreement. The employment agreement provides that Ms. Conti will receive a base salary of $275,000 per year and will be entitled to such bonus as the Board may determine. We may terminate Ms. Conti’s employment agreement with or without cause; however, if we terminate the agreement without cause, or if Ms. Conti resigns for good reason, she is entitled to a severance payment equal to six (6) months of her annual base salary. In the event Ms. Conti is terminated without cause or resigns for good reason within two (2) years of a change of control, Ms. Conti is entitled to payment of six (6) months of her annual salary within ten (10) days of the change of control.

     We have entered into separation agreements with Mr. Strickland and Mr. Farmer.

     Donald W. Strickland. On September 16, 2004, Donald W. Strickland resigned as President and Chief Executive Officer and as a Director of IPIX Corporation. We entered into a separation agreement with Mr. Strickland. Under the terms of the separation agreement, we will pay any portion of Mr. Strickland’s base salary, vacation time, travel and business expense incurred or accrued. In addition, we have paid Mr. Strickland a severance payment of $167,500. Any stock options granted to Mr. Strickland vested through March 16, 2005, and such options must be exercised on or before June 14, 2005, at which time they will expire. We will reimburse Mr. Strickland for the amount of any premium payments for group health coverage made by Mr. Strickland pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. The employment agreement between the Company and Mr. Strickland dated July 1, 2001 was terminated, except that certain obligations concerning confidentiality, non-solicitation and non-disparagement will survive termination.

     Paul A. Farmer. Effective January 21, 2005, Paul Farmer resigned as the Chief Financial Officer, Executive Vice President, Secretary and Treasurer of, and as an employee of, IPIX Corporation. We entered into a separation agreement with Mr. Farmer effective January 25, 2005. Pursuant to the terms of the separation agreement and in accordance with the terms of the employment agreement between us and Mr. Farmer dated July 1, 2001, (i) we will pay, within thirty (30) days of the termination date, any portion of Mr. Farmer’s base salary, vacation time, travel and business expense incurred or accrued but not paid as of the termination date, (ii) we will pay Mr. Farmer a severance payment of $112,500, which will be paid in twelve semi-monthly installments, (iii) any stock options granted to Mr. Farmer that were unvested as of the termination date will continue to vest for six months after the termination date, and such options must be exercised within ninety (90) days thereafter, after which time they will expire and (iv) for a period of six months after the termination date, we will reimburse Mr. Farmer for the amount of any premium payments for group health coverage made by Mr. Farmer pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. His employment agreement was terminated effective January 21, 2005, except that certain obligations concerning confidentiality, non-solicitation and non-disparagement will survive termination.

Information about our Independent Auditors

Termination of PricewaterhouseCoopers LLP; Engagement of Armanino McKenna LLP

     On June 11, 2004, the Audit Committee of the Board of Directors of IPIX Corporation dismissed PricewaterhouseCoopers LLP, or PWC, and engaged Armanino McKenna LLP, or AM, as its independent auditors. We disclosed these events in a Current Report on Form 8-K filed with the SEC on June 18, 2004 (the “Form 8-K”) which included the following information:

     The reports of PWC on our consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles except that the report on the consolidated financial statements for the year ended December 31, 2003 expressed substantial doubt regarding our ability to continue as a going concern.

     In connection with the audits of our consolidated financial statements for each of the fiscal years ended December 31, 2002 and 2003 and through June 11, 2004 there were no disagreements between us and PWC on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of PWC, would have caused them to make reference thereto in their report on the financial statements for such year. There was no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We provided PWC with a copy of the foregoing disclosures and attached a copy of PWC’s letter to the SEC dated June 18, 2004, stating PWC’s agreement with such statements as Exhibit 16.1 to the Form 8-K.

     During the years ended December 31, 2002 and 2003, and through the date of the Form 8-K, IPIX Corporation nor anyone acting on their behalf consulted AM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Selection of Auditors for Current Fiscal Year

     Based on the audit committee’s recommendation, the board reappointed AM to serve as independent accountants and to audit our financial statements for 2005. Representatives of AM are not expected to be present at the stockholders’ meeting. The audit committee has reviewed the services provided by AM during 2004 and the fees related to those services and has concluded that the provision of those services is compatible with maintaining AM’s independence. Independent accountants for the current fiscal year will be appointed by the Board at its May 2005 meeting.

Auditor Fees

     The following summary discloses all of the fees billed by AM and PWC during 2004 and 2003 for the following services:

Fees	2004		2003
	PWC	AM	PWC
Audit Fees	$37,000	120,000	$249,000
Audit Related Fees		316,000	37,000
Tax Fees
Tax Compliance Fees	53,000	0	29,000
All Other Fees	32,000	0	60,000
Total Tax Fees	85,000	0	89,000

Total	$122,000	436,000	$375,000

     In the above information, in accordance with SEC definitions and rules, “audit fees” are fees billed by PWC or AM to IPIX for professional services for the audit of IPIX’s consolidated financial statements, included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees billed by PWC or AM for assurance and related services, primarily audits of 401(k) benefit plans, that are reasonably related to the performance of the audit or review of IPIX’s financial statements; and “tax fees” are fees billed by PWC for tax compliance, tax advice, and tax planning.

Engagement Policies

     The audit committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent auditor. Under this policy, any audit or non-audit service performed by the independent auditor must receive either specific or general pre-approval by the audit committee. Specific pre-approval is the action whereby the audit committee explicitly pre-approves the engagement of the independent auditor to perform specific audit or non-audit services. General pre-approval entails the pre-approval of the engagement of the independent auditor to perform services pursuant to pre-approval policies and procedures established by the audit committee that are detailed as to the specific types of services so pre-approved. Any service performed by the independent auditor that exceeds its pre-approved fee level must receive specific pre-approval by the audit committee. All of the services provided by PWC and AM during 2004 were approved by the audit committee pursuant to this policy.

Audit Committee Report

     The role of the Audit Committee (“Committee”) is (1) to assist our Board of Directors in its oversight of (a) our accounting and financial reporting principles and policies and internal audit controls and procedures, (b) the integrity of our financial statements, (c) our compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and our internal audit function; and (2) to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was approved by our Board. As set forth in the Committee’s charter, management is responsible for preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures, including an attestation of management’s report on internal control over financial reporting.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with our Chief Executive Officer and Chief Financial Officer their respective certifications that was included in our Annual Report on Form 10-K for the year ended December 31, 2004. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

     Based upon the reports and discussions described in this report, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

Submitted by the Audit Committee,

Michael D. Easterly
Laban P. Jackson, Jr.
Andrew P. Seamons

Report of the Compensation Committee on Executive Compensation

     The following is a report of the compensation committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2004. The compensation committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of awards under our stock plans.

     For the fiscal year ended December 31, 2004, the process utilized by the compensation committee in determining executive compensation levels was based on competitive salary survey data previously obtained from Watson Wyatt, an independent compensation consulting firm and the subjective judgment of the compensation committee. Among the factors considered by the compensation committee were the recommendations of the Chief Executive Officer with respect to the compensation of our key executive officers. However, the compensation committee made the final compensation decisions concerning those officers.

General Compensation Policy

     Our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the board to have a portion of each executive’s compensation contingent upon our financial performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the board establishes from time to time and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

     The summary below describes in more detail the factors which we consider in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

     The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure.

Cash-Based Incentive Compensation

     Cash bonuses are awarded to executive officers based upon a performance based plan measured by their success in achieving designated individual goals and our success in achieving specific Company-wide goals, such as revenue growth, revenue diversification, earnings growth, expense reduction and improved gross margins.

Long-Term Incentive Compensation

     We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under these plans take the form of stock options, restricted stock awards and stock purchase rights designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities as well as industry practices and standards. Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration.

     Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The number of awards granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice. Accordingly, the award grant will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common stock appreciates over the award term.

Compensation of the Chief Executive Officer

     Clara M. Conti was appointed our Chief Executive Officer in October 2004. The compensation committee determined Ms. Conti’s base salary after evaluating a number of factors, including Ms. Conti’s previous salary, salaries of chief executive officers of other public companies of similar size in the industry and Ms. Conti’s performance in general. Ms. Conti’s base salary in 2004 was $275,000. Prior to Ms. Conti’s appointment, Donald W. Strickland was our Chief Executive Officer. Mr. Strickland’s base salary in 2004 was $335,000. We did not pay Ms. Conti or Mr. Strickland any cash bonuses in 2004.

Deductibility of Executive Compensation

     The compensation committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by us to each of our executive officers is expected to be below $1 million and the compensation committee believes that options granted under our stock option plans to these officers will meet the requirements for qualifying as performance-based, the compensation committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the compensation committee’s policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible.

Compensation Committee,

Michael D. Easterly
Andrew P. Seamons
David M. Wilds

Compensation Committee Interlocks and Insider Participation

     Messrs. Easterly, Seamons and Wilds served during fiscal year 2004 as members of the compensation committee of the Board of Directors. None of these persons are or have been an officer or employee of ours. None of our executive officers have served as a director or member of the compensation committee of any other entity whose executive officers served on our Board of Directors or compensation committee.

Performance Graph

     The graph below compares our performance since our initial public offering with the performance of the Nasdaq index and the ISDEX, an index featuring 50 publicly traded Internet companies with representation from twelve Internet sectors. It reflects an investment of $100.00 on August 25, 1999, the day our stock became publicly traded.

Total Return Analysis

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

IPIX Corporation	$100.00	$5.85	$1.27	$0.63	$1.06	$3.50

Nasdaq Composite	$100.00	$60.71	$47.93	$32.82	$49.23	$53.46

S&P 500 Information Technology	$100.00	$59.10	$43.82	$27.44	$40.34	$41.32

ISDEX Internet Stock	$100.00	$41.99	$21.02	$12.54	$23.74	$28.84

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Due to the complexity of the reporting rules, we have instituted procedures to assist our officers and directors with these obligations. Based solely on our review of the copies of these forms received by us or representations from certain reporting persons, we believe that SEC beneficial ownership reporting requirements for 2004 were not met when Donald W. Strickland failed to timely file a Form 4 describing his August 12, 2004 transaction.

Related Party Transactions

     Affiliates of ours entered into the following transaction during fiscal year 2004:

Transactions with AdMission Corporation.

     On February 11, 2005, we sold to AdMission Corporation certain of our assets (including certain patent rights and other intellectual property) and contracts relating to our AdMission business unit. In consideration for the sale, we received 1,035,000 shares of the Series A Convertible Preferred Stock of AdMission and a warrant to purchase 200,000 shares of the Common Stock of AdMission. Additionally, AdMission assumed certain liabilities associated with the AdMission business unit. Sarah Pate, IPIX’s former Executive Vice President and General Manager of IPIX AdMission, is the President and Chief Executive Officer of AdMission and an investor of AdMission.

Other Matters

     The Board of Directors knows of no matters other than those discussed in this proxy statement which will be presented at the annual meeting. However, if any other matters are properly brought before the annual meeting, if a quorum is present, those stockholders present will be afforded the opportunity to vote on the matter in their discretion.

Shareholders Sharing the Same Address

     To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the Securities and Exchange Commission’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share the same address, unless otherwise requested. Any record shareholder, who shares an address with another shareholder and who has received only one set of proxy materials, may receive a separate copy of these materials, without charge, upon written request addressed to Secretary, IPIX Corporation, 8000 Towers Crescent Drive, Suite 1350, Vienna Virginia 22182.

BY ORDER OF THE BOARD OF DIRECTORS

Charles A. Crew
Secretary

April 12, 2005

Appendix A

IPIX CORPORATION

2005 STOCK INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

     2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

          (a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

          (b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

          (c) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

          (d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

          (e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (f) “Board” means the Board of Directors of the Company.

          (g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

          (h) “Code” means the Internal Revenue Code of 1986, as amended.

          (i) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

          (j) “Common Stock” means the common stock of the Company.

          (k) “Company” means IPIX Corporation, a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

          (l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

          (n) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

               (iii) the complete liquidation or dissolution of the Company;

               (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

               (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

          (o) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

          (p) “Director” means a member of the Board or the board of directors of any Related Entity.

          (q) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

          (r) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

          (s) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

          (t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

          (v) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

          (w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

          (x) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (y) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (z) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (aa) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (bb) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

          (cc) “Plan” means this 2005 Stock Incentive Plan.

          (dd) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the

Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

          (ee) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

          (ff) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

          (gg) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

          (hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (ii) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

          (jj) “Share” means a share of the Common Stock.

          (kk) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

          (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 5,000,000 Shares, plus an annual increase to be added on the first business day of each calendar year beginning in 2006 equal to the lesser of (x) 3,000,000 Shares, (y) three percent (3%) of the number of Shares outstanding as of such date, or (z) a lesser number of Shares determined by the Administrator. In addition, Dividend Equivalent Rights shall be payable solely in cash and therefore the issuance of Dividend Equivalent Rights shall not be deemed to reduce the maximum aggregate number of Shares which may be issued under the Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

     4. Administration of the Plan.

          (a) Plan Administrator.

               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

               (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

               (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

               (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

               (ii) to determine whether and to what extent Awards are granted hereunder;

               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions of any Award granted hereunder;

               (vi) to amend the terms of any outstanding Award granted under the Plan, including (A) the reduction of the exercise price of any Option awarded under the Plan (without stockholder approval) and (B) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or other Award (without stockholder approval), provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

               (vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

               (viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

               (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

          (c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

     6. Terms and Conditions of Awards.

          (a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

          (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

          (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related

Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

          (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

          (g) Individual Limitations on Awards.

               (i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be 1,000,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 1,000,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

               (ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

               (iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

          (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

          (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

          (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

          (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

     7. Award Exercise or Purchase Price, Consideration and Taxes.

          (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

               (i) In the case of an Incentive Stock Option:

                         (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the

per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                         (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (iii) In the case of SARs, the base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (iv) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (v) In the case of other Awards, such price as is determined by the Administrator.

               (vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

          (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

               (i) cash;

               (ii) check;

               (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);

               (iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

               (v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

          (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited too, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

     8. Exercise of Award.

          (a) Procedure for Exercise; Rights as a Stockholder.

               (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

               (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

          (b) Exercise of Award Following Termination of Continuous Service.

               (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

               (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

               (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a

Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

     9. Conditions Upon Issuance of Shares.

          (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator may also, in its discretion, make adjustments described in (i)-(iii) of this Section 10 or substitute, exchange or grant Awards with respect to the shares of a Related Entity (collectively “adjustments”). In determining adjustments to be made under this Section 10, the Administrator may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Law, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Grantees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Corporate Transactions.

          (a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

          (b) Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

               (i) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause within twelve (12) months after the Corporate Transaction; and

               (ii) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.

          (c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

     12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

     13. Amendment, Suspension or Termination of the Plan.

          (a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

          (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c) No suspension or termination of the Plan (including termination of the Plan under Section 10, above) shall adversely affect any rights under Awards already granted to a Grantee.

     14. Reservation of Shares.

          (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

     16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

     17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

     18. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

R E V O C A B L E	IPIX CORPORATION ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2005 10:00 A.M. Eastern Daylight Time Sheraton Reston Hotel 11810 Sunrise Valley Drive Reston, VA 20191
P R O X Y	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE MAY 13, 2005 ANNUAL MEETING OF THE STOCKHOLDERS

The undersigned hereby appoints Clara M. Conti and Charles Crew, or either of them, as proxies, each with full power of substitution, to represent the undersigned and vote for and on behalf of the undersigned the number of shares of Common Stock and/or Class B Common Stock of IPIX Corporation held of record on April 7, 2005 and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 13, 2005 at 10:00 A.M., Eastern Daylight Time, at the Sheraton Reston, 11810 Sunrise Valley Drive, Reston, Virginia 20191 and at any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

▲  TO VOTE BY MAIL, PLEASE DETACH HERE ▲

The shares of stock represented by this proxy will be voted as specified below, unless otherwise directed. The undersigned hereby revokes and proxy or proxies heretofore given for such stock and ratifies and confirms all that the above-named proxies or their substitutes may lawfully do by virtue hereof.
Please mark vote as indicated in this example	☒
          BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.

		FOR all nominees listed above (except as marked to the contrary).	WITHHOLD AUTHORITY to vote for the nominees listed above.
1.	Election of Directors Nominees: 01. Michael D. Easterly.	☐	☐

Exceptions_______________________________

YES
Please indicate if you plan to attend the Stockholder Meeting.	☐
NO
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of Stock Plan 2005 Stock Incentive Plan	☐	☐	☐

In their discretion, the holders of this proxy are authorized to vote upon such other business as may come before the meeting.

Date:	, 2005

Signature

Signature (if held jointly)

Title (if applicable)

Print Name(s) of Stockholder(s)

No. of Shares Voted:

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲  TO VOTE BY MAIL, PLEASE DETACH HERE  ▲

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:    To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B:    If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.
When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/IPIX

IF YOU VOTE BY PHONE OR INTERNET – DO NOT MAIL THE PROXY CARD.

THANK YOU FOR VOTING.

Call «« Toll Free «« On a Touch-Telephone 1-800-542-2494 There is NO CHARGE to you for this call
CONTROL NUMBER
for Telephone/Internet Voting